EXHIBIT 25

FORM T-1
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2) |___|

THE BANK OF NEW YORK TRUST COMPANY, N.A.
(Exact name of trustee as specified in its charter)

95-3571558
(State of incorporation	(I.R.S. employer
if not a U.S. national bank)	identification no.)

700 South Flower Street
Suite 500
Los Angeles, California	90017
(Address of principal executive offices)	(Zip code)

UNITED AUTO GROUP, INC.
(Exact name of obligor as specified in its charter)

Delaware	22-3086739
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

TABLE OF ADDITIONAL REGISTRANT GUARANTORS

State or Other
Jurisdiction of
Exact Name of Registrant Guarantor or Specified in its	Incorporation or	I.R.S. Employer
Charter (1)	Organization	Identification Number
ATLANTIC AUTO FUNDING CORPORATION	Delaware	16-1480801
ATLANTIC AUTO SECOND FUNDING CORPORATION	Delaware	16-1502671
ATLANTIC AUTO THIRD FUNDING CORPORATION	Delaware	16-1505549
AUTO MALL PAYROLL SERVICES, INC.	Florida	65-0168491
BRETT MORGAN CHEVROLET-GEO, INC.	Delaware	62-1666250
CENTRAL FORD CENTER, INC.	Arkansas	71-0472936
CJNS, LLC	Delaware	86-1024936
CLASSIC AUTO GROUP, INC.	New Jersey	22-3115638
CLASSIC ENTERPRISES, LLC	Delaware	22-3115638
CLASSIC IMPORTS, INC.	New Jersey	22-3528527
CLASSIC MANAGEMENT COMPANY, INC.	New Jersey	22-3271563
CLASSIC MOTOR SALES, LLC	Delaware	22-3555425
CLASSIC NISSAN OF TURNERSVILLE, LLC	Delaware	52-2097845
CLASSIC TURNERSVILLE, INC.	New Jersey	22-3523436
COUNTY AUTO GROUP PARTNERSHIP	New Jersey	13-3678489
COVINGTON PIKE DODGE, INC.	Delaware	62-1470261
DAN YOUNG CHEVROLET, INC.	Indiana	35-1123225
DANBURY AUTO PARTNERSHIP	Connecticut	06-1349205
DEALER ACCESSORIES, LLC	Delaware	26-0111056
DIFEO CHRYSLER PLYMOUTH JEEP EAGLE PARTNERSHIP	New Jersey	22-3186252
DIFEO HYUNDAI PARTNERSHIP	New Jersey	22-3186280

State or Other
Jurisdiction of
Exact Name of Registrant Guarantor or Specified in its	Incorporation or	I.R.S. Employer
Charter (1)	Organization	Identification Number
DIFEO LEASING PARTNERSHIP	New Jersey	22-3193493
DIFEO NISSAN PARTNERSHIP	New Jersey	22-3186257
DIFEO PARTNERSHIP, LLC	Delaware	22-3145559
DIFEO TENAFLY PARTNERSHIP	New Jersey	22-3186285
EUROPA AUTO IMPORTS, INC.	California	95-2305855
FLORIDA CHRYSLER PLYMOUTH, INC.	Florida	59-2676162
FRN OF TULSA, LLC	Delaware	74-2870051
GENE REED CHEVROLET, INC.	South Carolina	57-0714181
GMG MOTORS, INC.	California	95-2691214
GOODSON NORTH, LLC	Delaware	74-2962016
GOODSON PONTIAC-GMC, LLC	Delaware	74-2962015
GOODSON SPRING BRANCH, LLC	Delaware	74-2962017
HT AUTOMOTIVE, LTD.	Delaware	86-0956598
HUDSON MOTORS PARTNERSHIP	New Jersey	22-3186282
JS IMPORTS, LLC	Florida	06-1174009
KMPB, LLC	Delaware	33-0959285
KMT/UAG, INC.	California	95-3189650
LANDERS AUTO SALES, LLC	Arkansas	84-1664308
LANDERS BUICK PONTIAC, INC.	Arkansas	71-0765000
LANDERS FORD NORTH, INC.	Arkansas	71-0833592
LANDERS FORD, INC.	Delaware	62-1786911
LANDERS NISSAN, LLC	Delaware	62-1842244
LANDERS UNITED AUTO GROUP NO. 2, INC.	Arkansas	71-0796323

State or Other
Jurisdiction of
Exact Name of Registrant Guarantor or Specified in its	Incorporation or	I.R.S. Employer
Charter (1)	Organization	Identification Number
LATE ACQUISITION I, LLC	Delaware	33-1011098
LATE ACQUISITION II, LLC	Delaware	33-1011096
LMNS, LLC	Delaware	86-1024935
LRP, LTD.	Arizona	86-0805727
MICHAEL CHEVROLET-OLDSMOBILE, INC.	South Carolina	57-0917132
MOTORCARS ACQUISITION II, LLC	Delaware	38-3526433
MOTORCARS ACQUISITION III, LLC	Delaware	38-3526235
MOTORCARS ACQUISITION IV, LLC	Delaware	38-3569545
MOTORCARS ACQUISITION V, LLC	Delaware	87-0721680
MOTORCARS ACQUISITION VI, LLC	Delaware	86-1121782
MOTORCARS ACQUISITION, LLC	Delaware	38-3526432
NATIONAL CITY FORD, INC.	Delaware	33-0834429
NISSAN OF NORTH OLMSTED, LLC	Delaware	38-3597513
OCT PARTNERSHIP	New Jersey	22-3248303
PALM AUTO PLAZA, LLC	Florida	65-1272503
PEACHTREE NISSAN, INC	Georgia	58-1273321
PMRC, LLC	Delaware	22-3881752
RELENTLESS PURSUIT ENTERPRISES, INC.	California	93-1008771
SA AUTOMOTIVE, LTD.	Arizona	86-0583813
SAU AUTOMOTIVE, LTD.	Arizona	86-0839423
SCOTTSDALE 101 MANAGEMENT, LLC	Delaware	n/a
SCOTTSDALE FERRARI, LLC	Arizona	86-0981831
SCOTTSDALE JAGUAR, LTD.	Arizona	86-0527896

State or Other
Jurisdiction of
Exact Name of Registrant Guarantor or Specified in its	Incorporation or	I.R.S. Employer
Charter (1)	Organization	Identification Number
SCOTTSDALE MANAGEMENT GROUP, LTD.	Arizona	86-0573438
SCOTTSDALE PAINT & BODY, LLC	Delaware	n/a
SHANNON AUTOMOTIVE, LTD.	Texas	76-0528837
SIGMA MOTORS, INC.	Arizona	86-1047752
SK MOTORS, LTD.	Arizona	86-0839422
SL AUTOMOTIVE, LTD.	Arizona	86-0610228
SMART USA DISTRIBUTOR LLC	Delaware	87-0766681
SOMERSET MOTORS PARTNERSHIP	New Jersey	22-3186283
SOMERSET MOTORS, INC.	New Jersey	22-2986160
SUN MOTORS, LTD.	Arizona	86-0782655
THE NEW GRACELAND DODGE, INC.	Tennessee	62-1292399
TRI-CITY LEASING, INC.	California	95-2690090
UAG ARKANSAS FLM, LLC	Delaware	87-0766675
UAG ATLANTA H1, LLC	Delaware	30-0282545
UAG ATLANTA IV MOTORS, INC.	Georgia	58-1092076
UAG CAPITOL, INC.	Delaware	76-0759095
UAG CAROLINA, INC.	Delaware	13-3959601
UAG CENTRAL FLORIDA MOTORS, LLC	Delaware	75-3086724
UAG CENTRAL REGION MANAGEMENT, INC.	Indiana	38-3537233
UAG CERRITOS, LLC	Delaware	33-0913909
UAG CHANTILLY AU, LLC	Delaware	87-0766680
UAG CHCC, INC.	New Jersey	22-2990922
UAG CHEVROLET, INC.	New Jersey	22-2762327

State or Other
Jurisdiction of
Exact Name of Registrant Guarantor or Specified in its	Incorporation or	I.R.S. Employer
Charter (1)	Organization	Identification Number
UAG CITRUS MOTORS, LLC	Delaware	59-3525335
UAG CLASSIC, INC.	Delaware	13-3987807
UAG CLOVIS, INC.	Delaware	76-0759096
UAG CONNECTICUT, LLC	Delaware	06-1589742
UAG DULUTH, INC.	Texas	58-1786146
UAG EAST, LLC	Delaware	13-3944970
UAG ESCONDIDO A1, INC.	Delaware	20-3697398
UAG ESCONDIDO H1, INC.	Delaware	20-3697348
UAG ESCONDIDO M1, INC.	Delaware	20-3697423
UAG FAYETTEVILLE I, LLC	Delaware	71-0858576
UAG FAYETTEVILLE II, LLC	Delaware	71-0858577
UAG FAYETTEVILLE III, LLC	Delaware	71-0858578
UAG FINANCE COMPANY, INC.	Delaware	13-3953915
UAG GD, LTD.	Texas	06-1664576
UAG GN, LTD.	Texas	06-1664569
UAG GP, LTD.	Texas	06-1664579
UAG GRACELAND II, INC.	Delaware	13-3991339
UAG GW, LTD.	Texas	06-1664570
UAG HOUSTON ACQUISITION, LTD.	Texas	38-3542915
UAG HUDSON CJD, LLC	Delaware	87-0766678
UAG HUDSON, INC.	New Jersey	22-1919268
UAG INTERNATIONAL HOLDINGS, INC.	Delaware	51-0393682
UAG KISSIMMEE MOTORS, INC.	Delaware	58-2361341

State or Other
Jurisdiction of
Exact Name of Registrant Guarantor or Specified in its	Incorporation or	I.R.S. Employer
Charter (1)	Organization	Identification Number
UAG LANDERS SPRINGDALE, LLC	Delaware	71-0846659
UAG LOS GATOS, INC.	Delaware	76-0759098
UAG MARIN, INC.	Delaware	76-0759100
UAG MEMPHIS II, INC.	Delaware	62-1722683
UAG MEMPHIS IV, INC.	Delaware	62-1722679
UAG MEMPHIS MANAGEMENT, INC.	Delaware	62-1722677
UAG MICHIGAN CADILLAC, LLC	Delaware	38-3543705
UAG MICHIGAN H1, LLC	Delaware	42-1539792
UAG MICHIGAN H2, LLC	Delaware	06-1732404
UAG MICHIGAN HOLDINGS, INC.	Delaware	30-0193048
UAG MICHIGAN PONTIAC-GMC, LLC	Delaware	38-3543709
UAG MICHIGAN T1, LLC	Delaware	38-3543711
UAG MICHIGAN TMV, LLC	Delaware	38-3544903
UAG MINNEAPOLIS B1, LLC	Delaware	76-0819658
UAG NANUET I, LLC	Delaware	22-3784977
UAG NANUET II, LLC	Delaware	22-3784978
UAG NEVADA LAND, LLC	Delaware	86-1008719
UAG NORTHEAST BODY SHOP, INC.	Delaware	13-4044770
UAG NORTHEAST, LLC	Delaware	13-3914694
UAG OLDSMOBILE OF INDIANA, LLC	Indiana	38-3523400
UAG PHOENIX VC, LLC	Delaware	06-1590478
UAG REALTY, LLC	Delaware	38-3543708
UAG ROYAL PALM, LLC	Delaware	80-0072974

State or Other
Jurisdiction of
Exact Name of Registrant Guarantor or Specified in its	Incorporation or	I.R.S. Employer
Charter (1)	Organization	Identification Number
UAG ROYAL PLAM M1, LLC	Delaware	06-1774003
UAG SAN DIEGO A1, INC.	Delaware	20-3697335
UAG SAN DIEGO AU, INC.	Delaware	20-3955972
UAG SAN DIEGO H1, INC.	Delaware	20-3697304
UAG SAN DIEGO JA, INC.	Delaware	47-0957524
UAG SAN DIEGO MANAGEMENT, INC.	Delaware	20-3955897
UAG SOUTHEAST, INC.	Delaware	13-3865530
UAG SPRING, LLC	Delaware	74-2981371
UAG STEVENS CREEK II, INC.	Delaware	47-0957526
UAG SUNNYVALE, INC.	Delaware	76-0759097
UAG TEXAS II, INC.	Delaware	13-3933083
UAG TEXAS, LLC	Delaware	13-3933080
UAG TORRANCE, INC.	Delaware	47-0934123
UAG TULSA HOLDINGS, LLC	Delaware	51-0410923
UAG TULSA JLM, LLC	Delaware	06-1742289
UAG TULSA VC, LLC	Delaware	22-3877257
UAG TURNERSVILLE MOTORS, LLC	Delaware	84-1629421
UAG TURNERSVILLE REALTY, LLC	Delaware	38-3543708
UAG VC II, LLC	Delaware	43-2090811
UAG VK, LLC	Delaware	38-3590846
UAG WEST BAY AM, LLC	Delaware	61-1442389
UAG WEST BAY FM, LLC	Delaware	86-1088680
UAG WEST BAY IA, LLC	Delaware	30-0150593

State or Other
Jurisdiction of
Exact Name of Registrant Guarantor or Specified in its	Incorporation or	I.R.S. Employer
Charter (1)	Organization	Identification Number
UAG WEST BAY IAU, LLC	Delaware	61-1442390
UAG WEST BAY IB, LLC	Delaware	35-2196049
UAG WEST BAY II, LLC	Delaware	38-3672787
UAG WEST BAY IL, LLC	Delaware	30-0150590
UAG WEST BAY IM, LLC	Delaware	37-1458215
UAG WEST BAY IN, LLC	Delaware	04-3805793
UAG WEST BAY IP, LLC	Delaware	32-3360132
UAG WEST BAY IV, LLC	Delaware	32-0060125
UAG WEST BAY IW, LLC	Delaware	36-4521984
UAG WEST, LLC	Delaware	13-3914611
UAG YOUNG AUTOMOTIVE GROUP, LLC	Delaware	32-2035279
UAG YOUNG II, INC.	Delaware	13-3985679
UAG/PFS, INC.	Arizona	86-0376346
UAG-CARIBBEAN, INC.	Delaware	13-3980142
UNITED AUTO LICENSING, LLC	Delaware	38-3556189
UNITED AUTOCARE PRODUCTS, LLC	Delaware	13-3922210
UNITED FORD BROKEN ARROW, LLC	Delaware	26-0111055
UNITED FORD NORTH, LLC	Delaware	26-0111052
UNITED FORD SOUTH, LLC	Delaware	26-0111051
UNITED NISSAN, INC. (A GEORGIA CORPORATION)	Georgia	58-2038392
UNITED NISSAN, INC. (A TENNESSEE CORPORATION)	Tennessee	62-0790848
UNITED RANCH AUTOMOTIVE, LLC	Delaware	86-1008720

State or Other
Jurisdiction of
Exact Name of Registrant Guarantor or Specified in its	Incorporation or	I.R.S. Employer
Charter (1)	Organization	Identification Number
UNITEDAUTO DODGE OF SHREVEPORT, INC.	Delaware	72-1393145
UNITEDAUTO FIFTH FUNDING, INC.	Delaware	16-1549850
UNITEDAUTO FINANCE, INC.	Delaware	16-1456003
UNITEDAUTO FOURTH FUNDING INC.	Delaware	16-1543345
UNITEDAUTO SCOTTSDALE PROPERTY HOLDINGS, LLC	Delaware	86-1123497
WEST PALM AUTO MALL, INC.	Florida	65-0050208
WEST PALM NISSAN, LLC	Florida	06-1773996
WEST PALM S1, LLC	Delaware	14-1961285
WESTBURY SUPERSTORE, LTD.	New York	11-2983989
WTA MOTORS, LTD.	Texas	33-1011102
YOUNG MANAGEMENT GROUP, INC.	Indiana	35-1897920

2555 Telegraph Road
Bloomfield Hills, MI	48302
(Address of principal executive offices)	(Zip code)

7.75% Senior Subordinated Notes due 2016
(Title of the indenture securities)

1.	General information. Furnish the following information as to the trustee:
(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency
United States Department of the Treasury	Washington, D.C. 20219

Federal Reserve Bank	San Francisco, California 94105

Federal Deposit Insurance Corporation	Washington, D.C. 20429
(b)	Whether it is authorized to exercise corporate trust powers.
Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).
1.	A copy of the articles of association of The Bank of New York Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948).

2.	A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).

3.	A copy of the authorization of the trustee to exercise corporate trust powers. (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-121948).

4.	A copy of the existing by-laws of the trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-121948).

6.	The consent of the trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-121948).

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE
     Pursuant to the requirements of the Act, the trustee, The Bank of New York Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of Chicago, and State of Illinois, on the 7th day of May, 2007.

THE BANK OF NEW YORK TRUST COMPANY, N.A.
By:	/S/ BENITA A. VAUGHN
Name:	BENITA A. VAUGHN
Title:	VICE PRESIDENT

EXHIBIT 7
Consolidated Report of Condition of
THE BANK OF NEW YORK TRUST COMPANY, N.A.
of 700 South Flower Street, Suite 200, Los Angeles, CA 90017
     At the close of business December 31, 2006, published in accordance with Federal regulatory authority instructions.

Dollar Amounts
in Thousands
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	2,391
Interest-bearing balances	0
Securities:
Held-to-maturity securities	40
Available-for-sale securities	65,083
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold	48,400
Securities purchased under agreements to resell	54,885
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases, net of unearned income	0
LESS: Allowance for loan and lease losses	0
Loans and leases, net of unearned income and allowance	0
Trading assets	0
Premises and fixed assets (including capitalized leases)	8,755
Other real estate owned	0
Investments in unconsolidated subsidiaries and associated companies	0
Not applicable
Intangible assets:
Goodwill	924,236
Other Intangible Assets	270,030
Other assets	143,436

Total assets	$1,517,436

1

Dollar Amounts
in Thousands
LIABILITIES
Deposits:
In domestic offices	1,619
Noninterest-bearing	1,619
Interest-bearing	0
Not applicable
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased	0
Securities sold under agreements to repurchase	0
Trading liabilities	0
Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases)	118,619
Not applicable
Not applicable
Subordinated notes and debentures	0
Other liabilities	126,416
Total liabilities	246,798
Minority interest in consolidated subsidiaries	0
EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,000
Surplus (exclude all surplus related to preferred stock)	1,121,520
Retained earnings	148,100
Accumulated other comprehensive income	18
Other equity capital components	0

Total equity capital	1,270,638

Total liabilities, minority interest, and equity capital (sum of items 21, 22, and 28)	1,517,436

     I, William J. Winkelmann, Vice President of the above-named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.
     William J. Winkelmann   )          Vice President
     We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Michael K. Klugman, President	)
Michael F. McFadden, MD	)	Directors (Trustees)
Frank P. Sulzberger, Vice President	)

2